Exhibit 10.27

AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENTS

This Amendment to Restricted Stock Award Agreements is made and entered into as of June 30, 2009, by and between NovaMed, Inc., a Delaware corporation (the “Company”), and                                        (“Participant”), an employee of NovaMed Management Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company.

RECITALS

A.            The Company and Participant are parties to Restricted Stock Award Agreements dated                        (the “Original Agreements”).  All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Original Agreements.

B.            The Company and Participate desire to amend the Original Agreements, all on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, including, without limitation, the payment by Company to Participant of One and no/100 Dollars ($1.00), the receipt of which is hereby acknowledged, the parties agree as follows:

TERMS

1.             The Company and Participant hereby agree that Section 4 of each of the Original Agreements is hereby deleted in its entirety and replaced with the following:

4.             Rights.  Participant will have full voting rights with respect to shares of Restricted Stock issued hereunder.  Participant will be entitled to receive dividends on shares of Restricted Stock if and when dividends are payable on Shares to shareholders of record after the Grant Date; provided, however, that any dividends with respect to unvested shares of Restricted Stock will be subject to forfeiture and held by the Company in escrow or constructive trust for the Participant.  Any such dividends held in escrow or constructive trust (i) will be forfeited immediately if the shares of unvested Restricted Stock to which they are attributable are forfeited and (ii) will cease to be subject to forfeiture when the shares of Restricted Stock to which they are attributable become vested and be paid to the Participant, subject to withholding, within ten days after the applicable vesting date.  Dividends held by the Company in escrow or constructive trust for the Participant may be commingled with the general assets of the Company until paid.

2.             All other terms and conditions of the Original Agreements not expressly modified by this Amendment shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first written above.

COMPANY:

NOVAMED, INC.

By:
Its:

PARTICIPANT:

[NAME]